EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into this 1st day of November, 2007 ("Effective Date") between Richard L. Anderson ("Employee") and ARC Wireless Solutions, Inc. a Utah Corporation ("ARC" or the "Company"). For purposes of this Agreement, each of the Employee and the Company is individually referred to as a "Party", and Employee and Company are referred to collectively as the "Parties".

                                     RECITAL

Company desires to retain the services of Employee and Employee has offered to provide services to Company pursuant to the terms of this Agreement.

                                    AGREEMENT

In consideration of the premises and of the mutual covenants included in this Agreement, the Parties agree as follows:

     1. Services: Company retains Employee and Employee shall perform services for Company as set forth in this Agreement on behalf of Company for the period and under the terms and conditions set forth in this Agreement.

     2. Term: This Agreement shall be for a period commencing on the Effective Date and terminating on December 31, 2010 (the "Term"); subject, however, to review and termination during the Term as provided herein.

     3. Duties: Employee shall perform the following services for Company:

        3.1 Employee shall serve as Executive Vice President of the Company and in that capacity shall work with Company to pursue Company's plans as directed by ARC's CEO or Board of Directors (the "Board").

        3.2 During the Term, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement.

     4. Compensation: Company shall pay Employee for the performance of services pursuant to this Agreement as follows:

        4.1 Company shall pay Employee for the performance of services pursuant to this Agreement a salary at the annual rate of $120,000, payable in at least bi-weekly installments. The Board may review the Employee's salary periodically and increase the salary, but the Board may not decrease the Employee's salary.

        4.2 Any payments that Company is required to make to Employee pursuant to this Agreement shall be reduced by (i) such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable taxes and other laws or regulations, and (ii) such amounts as Employee may owe to Company at any time and from time to time.

        4.3 Employee shall be eligible for participation in any present or future pension or retirement plan of Company of which other Officers of Company are generally eligible. It is understood, however, that entitlements that may


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accrue to Employee pursuant to such arrangements may differ from those that accrue to other employees, such differences being based on the discretion of the Board.

     5. Reimbursement of Expenses: Employee shall be reimbursed for reasonable expenses incurred on behalf of Company in the performance of Employee's duties and services pursuant to this Agreement. Employee shall provide Company with an expense report containing a detailed description of expenses incurred by the 60th day following the calendar month in which the expenses were incurred on behalf of Company. The description of expenses shall contain such information as may be required in order to permit such reimbursements as proper deductions to Company under the Internal Revenue Code, as amended, and the rules and regulations adopted pursuant thereto and in effect at that time. Company shall pay this invoice within 30 days of its receipt.

     6. Additional Benefits:

        6.1 Employee shall be entitled to take four weeks vacation per year.

        6.2 Employee and his family, if any, shall be entitled to receive such benefits under medical insurance plans, life and disability insurance and otherwise, as are offered to all other officers of Company.

     7. Termination:

        7.1 Employee may terminate this Agreement at any time without further liability or obligation hereunder if Company has breached a material provision of this Agreement, such notice to be effected at least 90 days prior to the date for termination and Company's failing to cure the breach prior to the date set for termination in that notice. In the event of such termination, Company shall pay Employee's compensation in accordance with the terms of this Agreement for a period beginning on the date of termination and ending one year after the date of termination, irrespective of the date of the end of the Term of this Agreement. It is further understood that in the event the Agreement is terminated per this Section 7.1 that any other outstanding amounts owing to Employee by Company shall be paid no later than 60 days from the date of termination. These payments shall be conditioned upon Employee signing a standard separation agreement including an agreement not to sue the Company for other amounts.

        7.2 Company may terminate this Agreement at any time For Cause, with such termination to be effected by the Company's giving Employee written notice of termination. The term "For Cause" shall include termination of employment as a result of any of the following: the commission by the Employee of an act of fraud or embezzlement related to the Company; a conviction by the Employee of, or a plea of nolo contender, for any felony; a material breach of this Agreement; or, as a result of a determination by the Board, acting reasonably, that the Employee, through gross negligence, caused a significant loss to the Company. In the event of termination "For Cause" pursuant to any of the provisions of this Section 7.2, the Employee shall be entitled to no severance or other termination benefits under this Agreement except for his earned unpaid salary, expense reimbursement and accrued vacation.

        7.3 Company may terminate this Agreement at any time by Company's giving written notice of termination to Employee and by Company's paying Employee's compensation in accordance with the terms of this Agreement for a period beginning on the date of termination and ending fifteen months after the date of termination, irrespective of the date of the end of the Term of this Agreement. It is further understood that in the event the Agreement is terminated per this
Section 7.3 that any other outstanding amounts owing to Employee by Company shall be paid no later than 60 days from the date of termination. These payments shall be conditioned upon Employee signing a standard separation agreement

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including an agreement not to sue the Company for other amounts. In the event
Company terminates this Agreement per this Section 7.3, and a Change of Control as defined in Section 7.4 below occurs within 365 days of the termination, Company, or its successor entity, will still be obligated to comply with the terms of this Section 7.3.

        7.4 If a Change of Control occurs and, in connection therewith or within one year following such Change of Control, the Company terminates the Employee's employment other than For Cause or the Employee terminates his employment for Good Reason, as defined in Section 7.5 below, then the Company shall pay the Employee compensation in accordance with the terms of this Agreement for a period beginning on the date of termination and ending one year after the date of termination irrespective of the date of the end of the Term of this Agreement. A "Change of Control" shall be deemed to take place if at any time during the Term hereof:

                            A. there is a closing of an acquisition of
                   the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or

                            B. there is a closing of a sale of all or
                   substantially all of the assets of the Company; or

                            C. there is a closing of a sale, license or
                   other disposition of all or substantially all of the material intellectual property of the Company.

        7.5 At the option of Employee, Employee may terminate this Agreement for Good Reason, after the date of a "Change of Control", as defined in Section 7.4 above. Good Reason is defined as any of the following types of action after a Change in Control: transferring the Employee's work location more than 50 miles from the current work location in Wheat Ridge, Colorado; demoting the Employee to a lower level job function; changing the job title to non-officer status; or reducing Employee's compensation and/or benefits. If Employee terminates this Agreement per this Section 7.5, Employee must give 90 days' prior written notice of termination to Company even if the remaining number of days of the Term of this Agreement is less than 90 days as of the date of the Employee's written notice.

        7.6 This Agreement shall terminate upon the death of Employee or if Employee becomes permanently disabled. Employee shall be considered permanently disabled if, and on the date on which, Employee has been unable to perform a substantial and material portion of Employee's duties hereunder, for a period of 90 continuous days, because of sickness, injury, or disability, as determined by a majority vote of the Board.

        7.7 In the event Employee's employment is terminated, then all unaccrued salary obligations of Company to Employee shall cease as of the date of termination except as otherwise expressed herein.

     8. Corporate Data and Information: Employee understands that Employee has access to certain information concerning Company and its business that is provided solely in connection with employee's employment with Company. Any other use of this information at any time during or after the term of this Agreement is prohibited. Further, Employee understands that Company is a publicly traded company and it is important for Company to protect the rights of its shareholders. Employee understands that applicable federal securities laws


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impose significant restrictions concerning the use or disclosure of certain non-public information in general and in buying or selling, or disclosing with others the possibility of buying or selling, Company's stock by persons who have access to material information concerning Company which is not generally available to members of the general public. Employee understands that Employee is subject to these restrictions. During and after Employee's employment, Employee agrees that Employee will not at any time disclose, to any person or entity for any reason or purpose whatsoever, nor use for Employee's own personal benefit or the benefit of any person or entity, any information concerning the financial or business or other operations of the Company that is not publicly known, provided that this restriction shall not apply to information required to be disclosed under applicable laws, regulation, court order or subpoena to which Employee is subject. Upon the termination of the Employee's employment under this Agreement for any reason, the Employee hereby agrees to return to Company all data and information relating to the business of Company or any of its subsidiaries or affiliates that Employee obtained during or prior to the time of Employee's employment. It is expressly agreed that the terms and conditions of this Section 8 shall apply after any termination, whether voluntary or involuntary, of Employee's employment under this Agreement. In furtherance of this Section 8, Employee and Company are concurrently entering into Proprietary Information and Inventions Agreement.

     9. Alternative Dispute Resolution: Employee agrees that any and all disputes that Employee has with Company, or any of Company's employees, which arise out of Employee's employment or under the terms of this Agreement shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Employee's employment with Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee's employment with Company or its termination. The only claims not covered by this Section 9, are wage claims, claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws. Binding arbitration will be conducted in the City and County of Denver, Colorado in accordance with the rules and regulations of the American Arbitration Association Employment Dispute Resolution Rules. Each Party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. The arbitrator also will determine whether each Party will pay its own attorneys' fees or whether one Party will pay all or part of the other Party's attorneys' fees. Employee understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Employee further represents that he is making a voluntary and knowing waiver of his right to pursue any and all employment-related claims in court.

     10. Non-Compete: Employee acknowledges and recognizes the highly competitive nature of Company's business and that Employee's duties hereunder justify reasonably restricting Employee's future employment activities following any termination of employment with Company. Employee agrees that while Employee is employed with Company, and for a period of two years following termination of employment with Company, Employee will not, in any manner, use, disclose, or reveal any proprietary or trade secret information regarding Company that is not already available to the public.


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     11. Representations and Warranties:

        11.1 Company represents and warrants to Employee as follows: (i) ARC has been duly formed as a corporation under the laws of the State of Utah; and (ii) the execution of this Agreement has been duly authorized by Company and does not require the consent of or notice to any party not previously obtained or given.

        11.2 Employee represents and warrants to Company that the execution of this Agreement and the performance of Employee's obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

12. Covenants: Each of Employee and Company covenants to diligently and skillfully do and perform the acts and duties required herein.

     13. Miscellaneous:

        13.1 Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

        13.2 Notice: All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 13.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section
13.2. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it was sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

                  To Company:       ARC Wireless Solutions,, Inc.
                                    10601 W. 48th Ave.
                                    Wheat Ridge, Colorado 80033-2660
                                    Attn: CEO
                                    Attn: CFO

                  To Employee:      Richard L.Anderson
                                    1597 So. Krameria Street
                                    Denver, Colorado 80224

Either Party may change its address for purposes of this Section 13.2, by giving the other Party written Notice of the new address in the manner set forth above.


        13.3 Severability: Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

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        13.4 Non-waiver: The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

        13.5 Amendment: No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

        13.6 Inurement: This Agreement shall be binding upon, and inure to the benefit of, Employee and Company, and their respective heirs, successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by either Party. There are no third party beneficiaries to this Agreement.

        13.7 Headings: The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        IN WITNESS WHEREOF, this Agreement is executed on the date(s) set forth below to be effective as of the Effective Date


                                    EMPLOYEE:


Date:    November 1, 2007                           /s/  Richard L. Anderson
                                                    ----------------------------
                                                    Richard L. Anderson



                                                    ARC WIRELESS SOLUTIONS, INC.


Date:    November 7, 2007                           By: /s/  Randall P. Marx
                                                       -------------------------
                                                        Randall P. Marx
                                                        CEO

                          ARC WIRELESS SOLUTIONS, INC.

                 PROPRIETARY INFORMATION AND INVENTION AGREEMENT

     This Agreement is made between ARC Wireless Solutions, Inc., a Utah corporation (the "Company"), and Richard L. Anderson.

     In consideration of my employment or my continued employment by the Company, I agree as follows:

I. PROPRIETARY INFORMATION

     A. Company Information.

        1. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, this shall include information relating to services, products, processes, know-how, designs, formulae, source code, methods, samples, developmental or experimental work, improvements, discoveries, plans for research and new products, plans for marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        2. I agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, electronic, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into my custody or possession, shall be and are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. All such materials or copies thereof and all tangible property of the Company in my custody or possession shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of my employment. After such delivery, I shall not retain any such materials or copies thereof or any such tangible property

     B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by the particular employer or company.

     C. Third Party Information. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is

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consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.

     II. ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS

     A. Retained Inventions and Original Works. I have attached hereto as Exhibit A a complete disclosure of all inventions, original works of authorship, developments, improvements, and trade secrets that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of an item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions on Exhibit A, but am only to disclose a cursory name for each such invention, a listing of all parties to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If, no disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a non-exclusive, royalty-free irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of licensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, a Prior Invention in any inventions of the Company without the Company's prior written consent.

     B. Inventions and Original Works Assigned to the Company. I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets (i) which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company, (ii) which I previously solely or jointly conceived or reduced to practice as a result of any work performed by me as an employee of or consultant to the Company, (iii) or which I previously developed at any time after I first served as an employee of or consultant to the Company, using the Company's, supplies, facilities, trade secrets or inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply. This Agreement does not require me to assign or offer to assign to the Company any invention that I developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company ("Excepted Information").

     C. Works Made for Hire. I acknowledge that all original works of authorship which are or were made by me (solely or jointly with others) within the scope of my employment or my consulting arrangements with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).


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     D. Inventions and Original Works Assigned to the United States. I hereby assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     E. Obtaining Letters Patent, Copyright Registrations and Other Protections.

        1. I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver
(A) such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof and (B) assignments of such proprietary rights to the Company or its designee.

        2. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        3. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. Such appointment is coupled with an interest. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

     F. Obligation to Keep the Company Informed. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one (1) year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under a Specific Inventions Law, if any, or that I believe qualify as Excepted Information. I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence, will not disclose to third parties and will not use for any unauthorized purpose without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Excepted Information or inventions that qualify fully for protection under the provisions of a Specific Inventions Law, if any, and were created or developed by me after termination of my employment. I will preserve the confidentiality of any such invention that does not qualify fully for protection under a Specific Inventions Law, if any, or that does not qualify as Excepted Information. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

     III. NO CONFLICTING OBLIGATIONS

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment.

     IV. RETURN OF COMPANY DOCUMENTS

     When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

     V. NOTIFICATION OF NEW EMPLOYER

     In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

     VI. LEGAL AND EQUITABLE REMEDIES

     Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     VII. GENERAL PROVISIONS

     A. Not an Employment Contract. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     B. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state courts located in Wheat Ridge, Colorado and the federal courts located in Denver, Colorado for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

     C. Entire Agreement. This Agreement, and Exhibit A attached hereto and hereby incorporated herein, sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing with a specific reference to this Agreement and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     D. Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

     E. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

     G. Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     H. Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     I. Notice. All notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery or, if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: November 1, 2007. .

     I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT WITH THE COMPANY, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT WITH THE COMPANY.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.



   Date:  November 1, 2007                     /s/  Richard L. Anderson
                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    [Printed Name]

                                                    ----------------------------
                                                    Address

ACCEPTED AND AGREED TO:

ARC WIRELESS SOLUTIONS, INC.

By:      /s/  Randall P. Marx
         --------------------
         Name:      Randall P. Marx
         Title      Chief Executive Officer
                    10601 W. 48th Ave.
                    Wheat Ridge, CO 80033-2660

                                    EXHIBIT A


ARC Wireless Solutions, Inc.
10601 W. 48th Ave.
Wheat Ridge, CO  80033-2660

Ladies and Gentlemen:

1. Except as listed in Section 2 below the following is a complete disclosure of all inventions or improvements relevant to the subject matter of my employment by ARC Wireless Solutions, Inc., a Colorado corporation (the "Company"), that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     |_|      No inventions or improvements.

     |_|      See below.

              ------------------------------------------------------------------

     |_|      Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following parties:

              Invention or Improvement         Party              Relationship

     1.
              ------------------------         -----------        ------------

     2.
              ------------------------         -----------        ------------

     3.
              ------------------------         -----------        ------------

|_|      Additional sheets attached.

3. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

     |_|      No inventions or improvements.

     |_|      See below.

              ------------------------------------------------------------------

     |_|      Additional sheets attached.

                                       Very truly yours,
Date:
       ---------, ---                  -----------------------------------------